UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On Form 8-K previously filed with the SEC on February 1, 2006, MedAire, Inc. (the "Company") disclosed its entry into a definitive Share Sale Agreement documenting the terms of the sale of all the Company’s shares in the subsidiaries that operate the Company’s Global Doctor clinic operations, which agreement provided that a closing would be held within 60 days of execution. The 60-day period has expired without a closing. The Company is evaluating its options while it continues discussions with the purchaser under the executed Share Sale Agreement.

Item 8.01 Other Events.

On Form 8-K previously filed with the SEC on February 1, 2006, the Company disclosed that an agreement had been reached with Robert Valente, Senior Vice-President of Global Services to delay his resignation. Such resignation has now been accepted with an effective date of April 19, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

April 5, 2006	By:	James Allen Williams

Name: James Allen Williams
Title: Chief Executive Officer